UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 06, 2025 indie Semiconductor, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40481	88-1735159
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32 Journey
Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 608-0854

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	INDI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

The information set forth in Exhibit 99.1 of this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information set forth in Exhibit 99.1 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On August 7, 2025, indie Semiconductor, Inc. (“indie” or the "Company") issued a press release announcing its financial results for the second quarter ended June 30, 2025. A copy of the press release is attached as Exhibit 99.1.

A conference call with simultaneous webcast to discuss the financial results for the second quarter ended June 30, 2025 will be held today, August 7, 2025 at 5:00 p.m. Eastern Time. After the live webcast of the conference call, an audio replay will remain available until August 21, 2025 in the Investor Relations section of indie's website at www.indiesemi.com.

Item 3.02 Unregistered Sales of Equity Securities.

On August 6, 2025, indie entered into a Share Purchase Agreement (“Share Purchase Agreement”), pursuant to which Ay Dee Kay Ltd., a private limited company incorporated under the laws of England and Wales in the United Kingdom and a wholly owned subsidiary of indie, will acquire all of the outstanding shares of emotion3D GmbH, an Austrian corporation (“emotion3D”), subject to customary closing conditions, including regulatory clearance (the “Acquisition”).

Pursuant to the Share Purchase Agreement, the aggregate consideration for the Acquisition is up to $30.0 million (the “Purchase Price”), consisting of (i) a base purchase price payable fully in cash equal to $20.0 million, less certain indemnity-related holdbacks and adjustments (the “Base Purchase Price”) and (ii) up to $10.0 million of additional aggregate consideration contingent upon the achievement by the acquired business of certain revenue targets (the “Earnout Consideration”) in two installments over periods ending on December 31, 2025 and February 28, 2027 (the “Earnout Periods”). The Earnout Consideration, to the extent earned, is payable at indie’s election, in cash, shares of the Company’s Class A common stock (“Common Stock”), or any combination thereof, assuming full achievement of the revenue targets over the Earnout Periods. To the extent the Common Stock is used to satisfy the Earnout Consideration in any given Earnout Period, the exact number of shares of Common Stock to be issued will be calculated by dividing the Earnout Consideration, if any, by the volume-weighted average trading price of the Company's Common Stock for twenty (20) consecutive trading days ending three (3) trading days immediately preceding the time such Earnout Consideration becomes payable. The Earnout Consideration is also subject to other adjustments, including offsets, if any, for indemnification obligations. These shares of Common Stock, if paid, will be issued in reliance on an exemption from the registration requirements of the U.S. Securities Act of 1933 (the “Securities Act”) provided by Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of the Registrant dated August 7, 2025 announcing its results of operations for the second quarter ended June 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIE SEMICONDUCTOR, INC.

August 7, 2025	By:	/s/ Donald McClymont
		Name:	Donald McClymont
		Title:	Chief Executive Officer
(Principal Executive Officer)